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June 22, 2021

Road warrior: Hyzon Motors passes durability test for Australian mining company, delivering the world’s first hydrogen-powered coach fleet

•	Hyzon completes 15,000-kilometer run before use in harsh, remote region in Western Australia, keeping delivery of 10 coaches on schedule

•	Testing for Fortescue Metals Group showcased capabilities of zero-emission, hydrogen fuel cell coach with up to 800km range

•	Hyzon-Fortescue collaboration latest sign of increasing industrial, commercial support of hydrogen in $87.5 billion global coach, bus market

ROCHESTER, N.Y. – June 22, 2021 – Hyzon Motors Inc. and its hydrogen fuel cell-powered coaches are ready to conquer the harsh mining landscape of Western Australia.

Hyzon, a leading global supplier of zero-emission, hydrogen fuel-cell vehicles, announced today that its transport coaches completed a 15,000-kilometer durability road test – a key tryout before one of the world’s largest iron-ore producers uses the vehicles in the remote Pilbara region.

Fortescue Metals Group has contracted for up to 10 of Hyzon’s custom-built coaches in the Christmas Creek mining hub, where summer temperatures commonly exceed 110 degrees. The endurance road test demonstrated the capability, effectiveness and strength of fuel cell stacks being discharged and recharged repetitively in harsh conditions.

The Hyzon-Fortescue collaboration is the latest sign of increasing industrial and commercial transition to hydrogen mobility and it comes as New York-based Hyzon readies for a public listing soon on Nasdaq via business combination with Decarbonization Plus Acquisition Corp. (NASDAQ: DCRB).

Fortescue expressed interest in Hyzon’s proprietary fuel cell technology using hydrogen gas – for which emissions are limited to water vapor – to replace a fleet of diesel vehicles for transporting workers around remote mining sites. The switch is an integral part of the resource company’s plans to reduce emissions, diversify its energy mix and become carbon neutral by 2030. The Hyzon coaches for Fortescue will mark the world’s first hydrogen-powered coach fleet.

Hyzon CEO Craig Knight said that passing the durability phase – the equivalent of driving more than seven times straight from New York to Miami – demonstrated anew that its vehicles are clean, powerful and uniquely suited for long haul and high utilization back-to-base transport. The coaches have a range up to 800km before refueling.

“We applaud Fortescue Metals Group for its continued commitment to a zero-emission future and we look forward to playing a key role in its transition to hydrogen mobility,” Knight said. “The Pilbara region, one of the most prolific mining areas of Australia and the world, is a harsh landscape. Our coaches can handle the rugged terrain, and hydrogen technology can serve as a viable alternative to traditional commercial mobility in even the toughest parts of the globe.”

At current estimates, Australia has about 2,000 coaches, and the Hyzon vehicles will be the first in the country using hydrogen-powered fuel cell technology. The global coach and bus market tops $87.5 billion.

About Fortescue Metals Group

A proud West Australian company, Fortescue Metals Group is a global leader in the iron ore industry, recognised for our culture, innovation and industry-leading development of world class infrastructure and mining assets. Underpinned by our strong operating performance and balance sheet, we are reinvesting in the business, returning capital to shareholders and investing in growth. Together with Fortescue Future Industries, we are focused on supporting the global energy transition, harnessing the world’s renewable energy sources to produce green hydrogen and develop other green industry opportunities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including those regarding Decarbonization Plus Acquisition Corporation’s (“DCRB”) proposed acquisition of Hyzon and DCRB’s ability to consummate the transaction, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, DCRB and Hyzon disclaim any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. DCRB and Hyzon caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either DCRB or Hyzon, including risks and uncertainties described in the “Risk Factors” section of Exhibit 99.3 of DCRB’s Current Report on Form 8-K filed with the U.S.

Securities and Exchange Commission (the “SEC”) on February 9, 2021, the “Risk Factors” section of DCRB’s definitive proxy statement on Schedule 14A filed with the SEC on June 21, 2021, and other documents filed by DCRB from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent), or the ability to identify additional potential customers and convert them to paying customers. Hyzon gives no assurance that Hyzon will achieve its expectations.

Important Information for Investors and Stockholders

In connection with the proposed business combination, DCRB filed a proxy statement and other relevant documents with the SEC. Stockholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC because they contain important information about DCRB, Hyzon and the proposed business combination. Stockholders may obtain a free copy of the proxy statement, as well as other filings containing information about DCRB, Hyzon and the proposed business combination, without charge, at the SEC’s website located at www.sec.gov.

Participants in the Solicitation

DCRB, Hyzon and their directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from DCRB’s stockholders in respect of the proposed business combination and the other matters set forth in the proxy statement. Information regarding DCRB’s directors and executive officers is available in DCRB’s Annual Report on Form 10-K for the annual period ended December 31, 2020, and under the heading “Information About DCRB” in DCRB’s definitive proxy statement related to the proposed business combination filed with the SEC on June 21, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the proxy statement relating to the proposed business combination.

Hyzon Motors contacts

For U.S., Europe and Asia media:

Caroline Curran

Hill+Knowlton Strategies

+1 256-653-5811

caroline.curran@hkstrategies.com

For Australasian media:

Fraser Beattie

Cannings Purple

+61 421 505 557

fbeattie@canningspurple.com.au

For investors:

Caldwell Bailey

ICR, Inc.

HyzonMotorsIR@icrinc.com

***

Forward Looking Statements

The information in this filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this filing, regarding Decarbonization Plus Acquisition Corporation’s (“DCRB”) proposed acquisition of Hyzon Motors Inc. (“Hyzon”), DCRB’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this filing, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, DCRB and Hyzon disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. DCRB and Hyzon caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either DCRB or Hyzon. In addition, DCRB cautions you that the forward-looking statements are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement and Plan of Organization, dated as of February 8, 2021, by and among DCRB, DCRB Merger Sub Inc., and Hyzon, any PIPE investor’s subscription agreement, and the other agreements related to the business combination (including catastrophic events, acts of terrorism, the outbreak of war, COVID-19 and other public health events), as well as management’s response to any of the foregoing; (ii) the outcome of any legal proceedings that may be instituted against DCRB, Hyzon, their affiliates or their respective directors and officers following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of DCRB, regulatory approvals, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts DCRB’s or Hyzon’s current plans and operations as a result of the announcement of the transactions; (v) Hyzon’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the pace and depth of hydrogen vehicle adoption generally, and the ability of Hyzon to accurately estimate supply and demand for its vehicles, and to grow and manage growth profitably following the business combination; (vi) risks relating to the uncertainty of the projected financial information with respect to Hyzon, including the conversion of pre-orders into binding orders; (vii) costs related to the business combination and the PIPE investment; (viii) changes in applicable laws or regulations, governmental incentives and fuel and energy prices; (ix) the possibility that Hyzon may be adversely affected by other economic, business, and/or competitive factors; (x) the amount of redemption requests by DCRB’s public stockholders; and (xi) such other factors affecting DCRB that are detailed from time to time in DCRB’s filings with the Securities and Exchange Commission (the “SEC”). Should one or more of the risks or uncertainties, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in DCRB’s definitive proxy statement filed with the SEC on June 21, 2021, and its periodic filings with the SEC, including its Annual Report on Form 10-K for annual period ended December 31, 2020. DCRB’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Important Information for Investors and Stockholders

In connection with the proposed business combination, DCRB filed a definitive proxy statement with the SEC on June 21, 2021. Additionally, DCRB will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of DCRB are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they contain or will contain important information about the business combination and the parties to the business combination.

Participants in the Solicitation

DCRB and its directors and officers may be deemed participants in the solicitation of proxies of DCRB’s stockholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DCRB’s executive officers and directors in the solicitation by reading DCRB’s Annual Report on Form 10-K for the annual period ended December 31, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination. Information concerning the interests of DCRB’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, is set forth in the proxy statement relating to the business combination.